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                                                                    Exhibit 10.6
                                   AGREEMENT

     THIS AGREEMENT entered into this 17th day of August, 1994, by and between Northbay Savings Bank, F.S.B. (the "Bank"), and Bertha Balfour (the "Employee"), effective as of the date hereof.

     WHEREAS, the Employee has heretofore been employed by the Bank as Senior Vice President; and

     WHEREAS, the Bank deems it to be in its best interest to enter into this Agreement as additional incentive to the Employee to continue as an executive employee of the Bank; and

     WHEREAS, the parties desire by this writing to set forth their understanding as to their respective rights and obligations in the event of termination of Employee's employment under the circumstances set forth in this Agreement.

     NOW, THEREFORE, it is AGREED as follows:

     1.   Payment in the Event of Change in Control.
          -----------------------------------------

          (a) If the Employee's employment is terminated by the Bank, without the Employee's prior written consent and for a reason other than Just Cause, in connection with or within twenty-four (24) months after any change in control of the Bank or Northbay Financial Corporation (the "Company"), the Employee shall be paid an amount equal to two and one half (2 1/2) times the Employee's "base amount," as defined in Section 280G(b)(3) of the Internal Revenue Code of 1986, as amended (the "Code") and regulations promulgated thereunder, plus the cost of obtaining all health benefits which Employee would have been eligible to participate in through the then remaining term of this Agreement based upon the benefit levels substantially equal to those that the Bank provided to the Employee at the date of termination of employment. In no event, however, shall such payments be greater than the product of 2.99 and the Employee's "base amount" as defined in Section 280G(b)(3) of the Code. Said sum shall be paid in one lump sum within ten (10) days of such termination. The term "change in control" shall mean (1) the ownership, holding or power to vote more than 25% of the Bank's or Company's voting stock, (2) the control of the election of a majority of the Bank's or Company's directors, (3) the exercise of a controlling influence over the management or policies of the Bank or Company by any person or by persons acting as a "group" (within the meaning of Section 13(d) of the Securities Exchange Act of 1934) (except in the case of (1), (2) and (3) hereof, ownership or control of the Bank by the Company itself shall not constitute a "change in control"), or (4) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Bank or Company (the "Continuing Directors") cease for any reason to constitute at least two-thirds thereof, provided that any individual whose election or nomination for election as a member of the Bank or Company Board was approved by a vote of at least two-thirds of the Continuing Directors then in office shall be considered a Continuing Director. Notwithstanding the foregoing, a change in control shall not be deemed to have occurred with respect to the purchase of shares by underwriters in
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connection with a public offering.  The term "person" means an individual other than the Employee, or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein.

     (b) Notwithstanding any other provision of this Agreement to the contrary, the Employee may voluntarily terminate her employment within twenty-four (24) months following a change in control of the Bank and the Employee shall thereupon be entitled to receive the payment described in Section 1(a) of this Agreement, upon the occurrence of any of the following events, or within ninety
(90) days thereafter, which have not been consented to in advance by the Employee in writing: (i) the requirement that the Employee move her personal residence, or perform her principal executive functions, more than thirty-five
(35) miles from her primary office as of the date of a change in control; (ii) a material reduction in the Employee's base compensation, perquisites or benefits as in effect on the date of a change in control or as the same may be increased from time to time; (iii) the assignment to the Employee of duties and responsibilities other than those normally associated with her position as referenced in the recitals introducing this Agreement; or (iv) a material diminution or reduction in the Employee's responsibilities or authority (including reporting responsibilities) in connection with her employment with the Bank.

 2.  Term.  This Agreement shall remain in effect for the period commencing
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on the Effective Date and ending on the earlier of (i) the date thirty-six months after the Effective Date, and (ii) the date on which the Employee terminates employment with the Bank; provided that the Employee's rights hereunder shall continue following the termination of this employment with the Bank under any of the circumstances described in Sections 1(a) or (b) hereof. Additionally, on each annual anniversary date from the Effective Date, the term of this Agreement shall be extended for an additional one-year period beyond the then effective expiration date provided the Board of Directors of the Bank determines in a duly adopted resolution that the performance of the Employee has met the Board's requirements and standards, and that this Agreement shall be extended.

3.   Termination or Suspension Under Federal Law.
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     (a)  Termination for "Just Cause" shall mean termination because of, in the good faith determination of the Bank's Board of Directors, the Employee's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of this Agreement. The Employee shall have no right to receive compensation or other benefits for any period after termination for Just Cause.

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     (b)  If the Employee is removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under Sections 8(e)(4) or 8(g)(1) of the Federal Deposit Insurance Act ("FDIA") (12 U.S.C. 1818(e)(4) or (g)(1)), all obligations of the Bank under this Agreement shall terminate, as of the effective date of the order, but the vested rights of the parties shall not be affected.

     (c) If the Bank is in default (as defined in Section 3(x)(1) of FDIA), all obligations under this Agreement shall terminate as of the date of default; however, this Paragraph shall not affect the vested rights of the parties.

     (d) All obligations under this Agreement shall terminate, except to the extent that continuation of this Agreement is necessary for the continued operation of the Bank: (i) by the Director of the Office of Thrift Supervision ("Director of OTS"), or his or her designee, at the time that the Federal Deposit Insurance Corporation ("FDIC") or the Resolution Trust Corporation enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in Section 13(c) of FDIA; or (ii) by the Director of the OTS, or his or her designee, at the time that the Director of the OTS, or his or her designee approves a supervisory merger to resolve problems related to operation of the Bank or when the Bank is determined by the Director of the OTS to be in an unsafe or unsound condition. Such action shall not affect any vested rights of the parties.

     (e) If a notice served under Section 8(e)(3) or (g)(1) of the FDIA (12 U.S.C. 1818(e)(3) and (g)(1)) suspends and/or temporarily prohibits the Employee from participating in the conduct of the Bank's affairs, the Bank's obligations under this agreement shall be suspended as of the date of such service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank shall (i) pay the Employee all or part of the compensation withheld while its contract obligations were suspended, and (ii) reinstate (in whole or in part) any of its obligations which were suspended.

 4.  Expense Reimbursement.
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     In the event that any dispute arises between the Employee and the Bank as to the terms or interpretation of this Agreement, whether instituted by formal legal proceedings or otherwise, including any action that the Employee takes to enforce the terms of this Agreement or to defend against any action taken by the Bank, the Employee shall be reimbursed for all costs and expenses, including reasonable attorneys' fees, arising from such dispute, proceedings or actions, provided that the Employee shall obtain a final judgment by a court of competent jurisdiction in favor of the Employee. Such reimbursement shall be paid within ten (10) days of Employee's furnishing to the Bank written evidence, which may be in the form, among other things, of a cancelled check or receipt, of any costs or expenses incurred by the Employee.

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 5.  Successors and Assigns.
     ----------------------

     (a) This Agreement shall inure to the benefit of and be binding upon any corporate or other successor of the Bank which shall acquire, directly or indirectly, by merger, consolidation, purchase or otherwise, all or substantially all of the assets or stock of the Bank.

     (b) Since the Bank is contracting for the unique and personal skills of the Employee, the Employee shall be precluded from assigning or delegating her rights or duties hereunder without first obtaining the written consent of the Bank.

 6.  Amendments.  No amendments or additions to this Agreement shall be
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binding unless made in writing and signed by all of the parties, except as herein otherwise specifically provided.

 7.  Applicable Law.  Except to the extent preempted by Federal law, the
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laws of the State of California shall govern this Agreement in all respects, whether as to its validity, construction, capacity, performance or otherwise.

 8.  Severability.  The provisions of this Agreement shall be deemed
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severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

 9.  Entire Agreement.  This Agreement, together with any understanding or
     ----------------
modifications thereof as agreed to in writing by the parties, shall constitute the entire agreement between the parties hereto.

 IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first hereinabove written.

ATTEST:                                      NORTHBAY SAVINGS BANK, F.S.B.


_________________________                    By: _______________________________
Secretary
                                             Its: ______________________________

WITNESS:


__________________________                   ___________________________________
                                             Employee

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